                                                                  EXHIBIT 4.1


                           INFOMED HOLDINGS, INC.
                     AMENDED AND RESTATED SHARE WARRANT


                            NEITHER THIS WARRANT
                NOR THE SHARES ISSUABLE UPON THE EXERCISE OF
           THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES
                           ACT OF 1933, AS AMENDED


_______________, 19__                                        Warrant to Purchase
                                                          Shares of Common Stock

                                   WARRANT

               For the Purchase of Shares of the Common Stock,
                 $.001 Par Value, of InfoMed Holdings, Inc.,
                           a Delaware Corporation

     This is to certify that, for good and valuable consideration received, ______________ ("Investor"), or registered assigns, is entitled to purchase from InfoMed Holdings, Inc., a Delaware corporation (the "Company") __________ shares of the Common Stock, $.001 par value, of the Company. This Warrant is subject to the terms and conditions hereinafter set forth, including, without limitation, the terms governing exercise of this Warrant set forth in Section 1 below.

     1. Exercise of Warrant.

        1.1 Exercise Period.

            Investor shall have the right to purchase shares of Common Stock under the terms of this Warrant until February 24, 2005; provided, that (i) if at any time prior to October 7, 1997, the Board of Directors of the Company determines that the Company requires additional capital in order to fund the operations of its InfoMed, Inc. subsidiary and that additional borrowings (if available) under existing debt facilities are not adequate for such purpose, and (ii) if EGL Holdings, Inc. ("EGL") shall concur in such conclusion, which concurrence will not be unreasonably withheld, the Company may, by written notice to the holder of this Warrant, require exercise of this Warrant as and to the extent required in order to address such capital needs (provided, that if such capital needs do not require exercise in full of this Warrant and all other Warrants containing a similar provision (each a "Similar Warrant"), the Company shall require that the number of shares with respect to which this Warrant and all Similar Warrants must be exercised shall be determined on a pro rata basis (based upon the respective numbers of shares with respect to which this Warrant and such Similar Warrants are then exercisable); provided, further that in the event any holder of any Similar Warrant shall fail to perform its obligations under such Warrant (a "Defaulting Holder"), the holder of this Warrant and the holders of all other Similar Warrants who are not a Defaulting Holder shall be required to exercise this Warrant and such other Similar Warrants on a pro rata basis in amounts necessary to provide to the Company the amount of capital that would have been provided had such Defaulting Holder performed its obligations under such Similar Warrant).

        1.2 Exercise Price.

            The per share price for the shares which may be purchased upon the exercise of this Warrant shall be equal to fifty cents ($.50) per share, subject to adjustment from time to time as provided in Section 1.3 hereof.

        1.3 Adjustment.

            (a) Upon each adjustment of the exercise price, the holder of this Warrant shall thereafter be entitled to purchase, at the exercise price resulting from such adjustment, the number of shares obtained by multiplying the exercise price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the exercise price resulting from such adjustment, and rounding down to the nearest whole share.

            (b) If the number of outstanding shares of Common Stock is increased by a stock split, stock dividend, or other similar event, the exercise price in effect immediately prior to such event shall be proportionately reduced, and conversely, if the number of outstanding shares of Common Stock is decreased by a combination or reclassification of shares, or other similar event, the exercise price in effect immediately prior to such event shall be proportionately increased.

            (c) If the Company shall effect a reorganization, shall merge with or consolidate into another corporation, or shall sell, transfer or otherwise dispose of all or substantially all of its property, assets or business and, pursuant to the terms of such reorganization, merger, consolidation or disposition of assets, property or assets of the Company, successor or transferee or an affiliate thereof or cash are to be received by or distributed to the holders of Common Stock, then the holder of this Warrant shall have the right thereafter to receive, upon the exercise of this Warrant, the number of shares of stock or other securities, property or assets of the Company, successor, transferee or affiliate thereof or cash receivable upon or as a result of such reorganization, merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock equal to that to which the holder of this Warrant upon the exercise thereof immediately prior to such event would be entitled. The provisions of this paragraph shall similarly apply to successive reorganizations, mergers, consolidations or dispositions of assets. Upon any reorganization, consolidation, merger or transfer hereinabove referred to, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the shares of stock and other securities, property, assets and cash receivable upon the exercise of this Warrant after the consummation of such reorganization, consolidation, merger or transfer, as the case may be. The Company shall not effect any such reorganization, consolidation, merger or transfer, unless prior to the consummation thereof the successor corporation (if other than the Company) resulting therefrom or the corporation purchasing such assets shall, by written instrument executed and mailed to the registered holder hereof at the last address of such holder appearing on the books of the Company, (i) assume the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase, and (ii) agree to be bound by all the terms of this Warrant.

        1.4 Method of Exercise.

            In order to exercise this Warrant, the registered owner hereof shall present this Warrant to the Company at the office of the Company, accompanied by written notice to the Company that the owner elects to exercise this Warrant, in form attached hereto as Schedule A. Such notice shall also state the name or names (with address) in which the certificate or certificates for shares which shall be issuable on such exercise shall be issued. As soon as practicable after the receipt of such notice, the presentation of this Warrant, and the receipt by the Company of the full exercise price for such shares in current U.S. funds, the Company shall issue and deliver to the owner a certificate or certificates for the number of full shares which the owner seeks the Company to issue upon that exercise of this Warrant.

            Such exercise shall be deemed to have been effected immediately prior to the close of business on the date on which such notice shall have been received by the Company and this Warrant shall have been presented as aforesaid, and exercise shall be at the exercise price in effect at such time, and at such time the rights of the owner of this Warrant as such owner shall cease with respect to that number of shares, and the person or persons in whose name or names any certificate or certificates for shares, shall be issuable upon such exercise shall be deemed to have become the owner(s) of record of the shares represented thereby.


        1.5  Notice of Certain Actions.

             In case at any time:

             (1) the Company shall declare any discretionary dividend upon any class of its capital stock payable in securities or make any special dividend or other distribution;

             (2) the Company shall offer for subscription pro rata to the holders of any class of its capital stock any additional securities of any class or other rights;

             (3) there shall be any capital reorganization, or reclassification of the capital stock of the Company, or consolidation or merger of the Company with, or sale of all of substantially all its assets or stock to, another corporation;

             (4) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company; or

            (5) the Company shall enter into an agreement or adopt a plan for the purpose of effecting a consolidation, merger, or sale of all or substantially all of its assets or stock, other than a merger where the Company is the surviving corporation and the terms of the Company's capital stock remain unchanged;

then, in any one or more of said cases, the Company shall give written notice, by first class mail, postage prepaid, to the registered owner of this Warrant, of the date on which (a) the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights, or (b) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up shall take place, as the case may be. Such notice shall also specify the date as of which the owners of any class of capital stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their capital stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger sale, dissolution, liquidation or winding-up as the case may be. Such written notice shall be given at least 30 days prior to the action in question if practicable and not less than 30 days prior to the record date or the date on which the Company's transfer books are closed in respect thereto if practicable.

        1.6 Reservation of Shares.

            The Company will at all times reserve and keep available out of its authorized shares of capital stock, solely for the purpose of issuance upon the exercise of this Warrant as herein provided, such number of Common Shares as shall then be issuable upon the exercise of this Warrant. The Company covenants that all shares which shall be so issuable shall, upon the exercise of this Warrant as herein provided, be duly and validly issued and fully paid and nonassessable by the Company.

        1.7 Registration and Listing.

            (a) All persons who acquire shares of capital stock (or other securities) pursuant to the exercise of this Warrant shall be entitled to the rights to cause the Company to register such securities with the Securities and Exchange Commission in accordance with the terms of a Registration Rights Agreement, dated as of October 7, 1996, a copy of which is attached hereto as Exhibit A, and the terms of which Registration Rights Agreement are incorporated herein for the purposes of this Section 1.7.

            (b) If any shares required to be reserved for purposes of the exercise of this Warrant require listing on any national securities exchange before such shares may be issued upon exercise, the Company will, at its expense, as expeditiously as possible cause such shares to be listed on the relevant national securities exchange.

        1.8 Taxes.

            The issuance of certificates for shares upon exercise of this Warrant shall be made without charge to the owner of this Warrant for any issuance tax in respect thereto, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the registered owner of this Warrant.

        1.9 Partial Exercise.

            The purchase rights represented by this Warrant are exercisable at the option of the registered owner hereof in whole at any time, or in part (in minimum amounts per exercise of the lesser of 50,000 shares or the then remaining balance of this Warrant) from time to time, within the period above specified, provided, however, that such purchase rights shall not be exercisable with respect to a fraction of a share. In case of the purchase of less than all the shares purchasable under this Warrant, the Company shall cancel this Warrant upon the surrender hereof and shall execute and deliver a new Warrant of like tenor and date for the balance of the shares purchasable hereunder.

     2. Shareholder Rights. This Warrant shall not entitle the owner hereof to any voting rights or other rights as a shareholder of the Company, or to any other rights whatsoever except the rights herein expressly set forth, and no dividends shall be payable or accrue in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until or unless, and except to the extent that, this Warrant shall be exercised. No provision hereof, in the absence of affirmative action by the owner hereof to exercise this Warrant, and no mere enumeration herein of the rights or privileges of the owner hereof, shall give rise to any liability of such owner for the exercise price or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

     3. Exchange of Warrant. This Warrant is exchangeable upon the surrender hereof by the registered owner to the Company for a reasonable number of new Warrants issued to the registered owner of like tenor and date representing in the aggregate the right to purchase the number of shares purchasable hereunder, each of such new Warrants to represent the right to purchase such number of shares as shall be designated by the registered owner at the time of such surrender.

     4. Transfer. This Warrant and the shares which may be purchased by the exercise of this Warrant have not been registered under the Securities Act of 1933, as amended, or any applicable state securities laws. By accepting this Warrant, the owner or any successor or assignee of the owner who may hereafter become the owner of this Warrant, hereby agrees to be bound by the provisions of such statutes. Except as otherwise provided above, this Warrant and all rights hereunder are transferable by the registered owner hereof in person or by duly authorized attorney on the books of the Company upon surrender of this Warrant, properly endorsed, to the Company.

     5. Investment Representation and Legend. The owner of this Warrant, by acceptance of this Warrant, represents and warrants to the Company that it is acquiring this Warrant and the shares (or other securities) issuable upon the exercise hereof for investment purposes only and not with a view towards the resale or other distribution thereof and agrees that the Company may affix upon this Warrant the following legend:

            "Neither this Warrant nor the shares issuable upon exercise of this Warrant have been registered under the Securities Act of 1933, as amended."

The owner of this Warrant, by acceptance of this Warrant, further agrees that the Company may affix the following legend (in addition to any other legend(s), if any, required by applicable state securities laws) to certificates for shares (or other securities) issued upon exercise of this Warrant ("Warrant Shares"):

            "The shares represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933, as amended. None of such shares may be offered sold or transferred in the absence of such registration or an exemption therefrom."

     6. Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnify or otherwise as it may in its discretion reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute a contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

     7. Presentment. Prior to due presentment for registration of transfer of this Warrant, the Company may deem and treat the registered owner hereof as the absolute owner of this Warrant, notwithstanding any notation of ownership or other writing thereon, for the purpose of any exercise thereof and for all other purposes, and the Company shall not be affected by any notice to the contrary.

     8. Notice. Notice or demand pursuant to this Warrant shall be sufficiently given or made, if sent by first-class mail, postage prepaid, addressed, if to the owner of this Warrant, to such owner at its last known address as it shall appear in the records of the Company, and if to the Company, at InfoMed Holdings, Inc., 6650 Powers Ferry Road, Atlanta, Georgia 30339, Attention: General Counsel. The Company may alter the address to which communications are to be sent by giving notice of such change of address in conformity with the provision of this Section 8 for the giving of notice.

     9. Governing Law. The validity, interpretation and performance of this Warrant shall be governed by the laws of the State of Delaware.

     10. Successors, Assigns. All the terms and provisions of this Warrant shall be binding upon inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

     IN WITNESS WHEREOF, the Company has created this Warrant to be executed by the signatures of its duly authorized officers and the corporate seal hereunto affixed.

                                            INFOMED HOLDINGS, INC.



                                            By:
                                               ---------------------------
                                               Barrett C. O'Donnell
                                               Chief Executive Officer

Dated as of:  ____________, 19__               [Corporate Seal]

                            SCHEDULE A TO WARRANT







InfoMed Holdings, Inc.
4385 Route One
Princeton, New Jersey 08540-5705
Attn: Mr. Barrett C. O'Donnell


       Re:  Warrant dated as of __________, 19__, issued to ____________
            (the "Warrant")


Gentlemen:

We hereby exercise the Warrant in [whole/part] for _____________ shares of Common Stock, $.001 par value, at the current exercise price of $___________ per share. Certificates for such shares should be issued in the name of _______________________. Enclosed is a check in the aggregate amount of $___________ and the Warrant. [Please issue a Warrant for the ______________ remaining unexercised shares to the undersigned.]





                                                --------------------------
                                                Holder



                                                Dated:
                                                      --------------------